UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

BLACKROCK PETROLEUM CORP.
(formerly DGT Corp.)
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-137460

Nevada	EIN Pending
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 866-446-1869

DGT Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 20, 2007, we completed a merger with our subsidiary, Blackrock Petroleum Corp. As a result, we have changed our name from “DGT Corp.” to “Blackrock Petroleum Corp.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 20, 2007, we have effected a fifteen (15) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 90,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001 to 1,350,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. Our issued and outstanding share capital has increased from 9,000,000 shares of common stock to 135,000,000 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 20, 2007 under the new stock symbol “BRPC”. Our new CUSIP number is 092493 105.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on September 7, 2007 and which is effective September 20, 2007.

99.2	Certificate of Change filed with the Secretary of State of Nevada on September 7, 2007 and which is effective September 20, 2007.

99.3	News Release dated September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK PETROLEUM CORP.

By:	/s/ Zhu Hua Yin
Zhu Hua Yin
President and Director

Date: September 20, 2007